IZEA Announces Q3 2023 Managed Services Bookings

Orlando, Florida (October 10, 2023) – IZEA Worldwide, Inc. (NASDAQ: IZEA), the premier provider of influencer marketing technology, data, and services for the world’s leading brands and agencies, today announced its Managed Services team recorded $7.1 million in bookings in the third quarter of 2023, compared with $8.3 million in the third quarter of 2022. The year-over-year bookings decline is attributed to the company parting ways with a large customer.

However, when excluding bookings from the large customer from the comparison, bookings from ongoing customers grew by $1 million for the quarter, or 17.3 percent, year-over-year.

“Strong pipeline creation in Q3, including an all-time monthly high in September, is helping us close the bookings gap created by parting ways with a large, low-margin customer,” said Ted Murphy, IZEA Founder and CEO. “We’re seeing continued bookings growth from our ongoing customers and are working hard to bring our final quarter to an even stronger close.”

Bookings are a measure of all sales orders minus any known or expected cancellations or refunds with respect to such sales orders or refunds. Management uses bookings to inform expectations of total sales activity. Bookings are not always an indicator of revenue for the quarter and could be subject to future adjustments. Revenues from Managed Services bookings are typically recognized over a nine-month period on average.

To work with IZEA as either an influencer or a marketer, visit izea.com. For news and resources, follow IZEA on Twitter at https://twitter.com/izea.

About IZEA Worldwide, Inc.
IZEA Worldwide, Inc. (“IZEA”), is a marketing technology company providing software and professional services that enable brands to collaborate and transact with the full spectrum of today’s top social influencers and content creators. The company serves as a champion for the growing Creator Economy, enabling individuals to monetize their content, creativity, and influence. IZEA launched the industry’s first-ever influencer marketing platform in 2006 and has since facilitated nearly 4 million transactions between online buyers and sellers. Leading brands and agencies partner with IZEA to increase digital engagement, diversify brand voice, scale content production, and drive a measurable return on investment.

Safe Harbor Statement
All statements in this release that are not based on historical fact are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “may,” “will,” “would,” “could,” “should,” “expect,” “anticipate,” “hope,” “estimate,” “believe,” “intend,” “ought to,” "likely," "projects," “plans,” "pursue," "strategy" or "future," or the negative of these words or other words or expressions of similar meaning. Examples of forward-looking statements include, among others, statements we make regarding expectations concerning product development and platform launches, future financial performance and operating results, including regarding recognition of bookings as revenues, growth, or maintenance of customer relationships, and expectations concerning IZEA’s business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: competitive conditions in the content and social sponsorship segment in which IZEA operates; failure to popularize one or more of the marketplace platforms of IZEA; our ability to maintain disclosure controls and procedures and internal control over financial reporting; our ability to satisfy the requirements for continued listing of our common stock on the Nasdaq Capital Market; changing economic conditions that are less favorable than expected; and other risks and uncertainties described in IZEA’s periodic reports filed with the Securities and Exchange Commission. The forward-looking statements made in this release speak only as of the date of this release, and IZEA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Press Contact
Matt Gray
IZEA Worldwide, Inc.
Phone: 407-674-6911
Email: ir@izea.com